Grid Petroleum Corp. announce appointment of Paul Watts as CEO

CALGARY, ALBERTA - Grid Petroleum Corp. (OTC.BB:GRPR - News)is pleased to announce the appointment of Paul Watts to the position of CEO. The independent oil and gas drilling company has recently began proceedings to acquire four oil and gas properties spread over 6,000 acres of Wyoming, USA, and will be looking to the extensive industry experience of Mr. Watts to  lead them in this venture.

During a career spanning 37 years, Mr. Watts has worked as a Senior Broker in both London and New York, chartering VLCC, Suezmax and Aframax tankers to the Far East and Singapore, European, American, Indian and Chinese markets, shipping billions of barrels of oil worldwide. His career has seen him work alongside the world’s leading companies including BP, Shell, Elf, ExxonMobil, ChevronTexaco, Hess, Sun Oil, Maraven, Cities Service (now Citgo) and Tenneco, as well as numerous dealings with Vela, the Saudi Arabian government, and with co-brokers dealing with Statoil, Cepsa, Repsol, Petrogal, ENI, S Oil, Hyundai, SK Corp, and GS Caltex. Additionally, Mr. Watts has been elected as a Fellow of the Institute of Chartered Shipbrokers as well as serving as a deputy on the London Tanker Brokers panel and Worldscale Association panel.

Kelly Sundberg, founder of Grid Petroleum Corp. said: “I am delighted to have Paul on board with Grid at such an exciting time in our development. The experience he brings to the table will prove invaluable in our upcoming acquisitions in Wyoming and everyone at Grid is looking forward to working alongside someone of his blue-chip industry exposure”.

Legal Notice Regarding Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined, and assumptions of management. Forward looking statements are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information concerning gold or other mineral reserve estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present if and when a project is actually developed.

Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include misinterpretation of data, inaccurate estimates of gold or mineral deposits, the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, breach by parties with whom we have contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, the likelihood that no commercial quantities of gold or minerals are found or recoverable, and our ability to participate in the exploration of, and successful completion of development programs on all aforementioned prospects and leases. Additional information on risks for the Company can be found in filings on Edgar of other junior mineral exploration companies with the US Securities and Exchange Commission. This announcement may also contain information about adjacent properties on which we have no right to explore or mine. We advise U.S. investors that the SEC's mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties.

For more information, please contact
Grid Petroleum Corp.

Kelly Sundberg

President

403-809-5087